Exhibit 23.2
Valuation Research Corporation
101 Federal Street
Suite 1900
Boston, MA 02110
Office: 617-342-7366
Fax: 617-342-3606
January 8, 2007
Re: Valuation Appraisal of CompBenefits Corporation
We hereby consent to reference in the prospectus in the Form S-1 of CompBenefits Corporation, filed with the Securities and Exchange Commission, and all amendments thereto, of our report to CompBenefits Corporation setting forth our appraisal of CompBenefits Corporation’s securities, and to the use in such prospectus of our firm’s name and any statements contained in such report, and also to the reference to our firm under the heading “Experts” in such prospectus. By giving such consent, Valuation Research Corporation does not thereby admit that it is an expert with respect to any part of Form S-1 in the meaning of the term “expert” as used in, or that Valuation Research Corporation comes within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Valuation Research Corporation

VALUATION RESEARCH CORPORATION